Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No’s. 333-288717, 333-265467, 333-268124, 333-277811, 333-279090 and 333-291987) and Form S-8 (File No.’s 333-265463 and 333-283208) of our report dated March 19, 2026, with respect to our audit of the consolidated financial statements of Biofrontera Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Morristown, New Jersey

March 19, 2026